Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Regeneration Technologies, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thomas F. Rose, Vice President, Chief Financial Officer and Secretary of the Company, hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, and to the best of my knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of, and for, the period covered by the Report.

/s/ THOMAS F. ROSE	Dated: May 7, 2004

Thomas F. Rose
Vice President, Chief Financial Officer and Secretary

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of this report or as a separate disclosure document. A signed original of this written statement required by Section 906 has been provided to Regeneration Technologies, Inc. and will be retained by Regeneration Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.